Exhibit 99.13(b)(i)

PRICING AND BOOKKEEPING OVERSIGHT AND SERVICES AGREEMENT

This agreement (this “Agreement”) is made as of December 15, 2006, by and between each Massachusetts business trust and each Delaware statutory trust, on behalf of its series, listed on Schedule A hereto, as amended from time to time (each such trust being hereinafter referred to as a “Trust” and each series of a Trust, if any, being hereinafter referred to as a “Fund”), and Columbia Management Advisors, LLC (“CMA”), a Delaware limited liability company.

WHEREAS, pursuant to that certain Accounting Services Agreement (the “Accounting Agreement”) dated as of December 15, 2006, by and among the Trusts, on behalf of their Funds, CMA and State Street Bank and Trust Company (“SSB”), SSB has agreed to provide certain services to the Funds (such services, the “Accounting Services”);

WHEREAS, pursuant to that certain Financial Reporting Services Agreement (the “Financial Reporting Agreement”) dated as of December 15, 2006, by and among the Trusts, on behalf of their Funds, CMA and SSB, SSB has agreed to provide certain services to the Funds (such services, together with the Accounting Services, and including, without limitation, those services set forth on Schedule B hereto, the “Services”); and

WHEREAS, CMA, pursuant to certain investment advisory, administrative and/or other agreements (collectively, the “CMA Fund Agreements”), has undertaken to provide various services to the Trusts and the Funds and is willing to oversee the Services upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.	Oversight Services. Subject to the terms of this Agreement and the supervision and control of each Trust’s board of trustees, CMA agrees to oversee the provision of the Services by SSB to the Funds.

2.	Standard of Care. In the absence of willful misfeasance, bad faith or negligence on the part of CMA, or reckless disregard of its obligations and duties hereunder, CMA shall not be subject to any liability to any Trust or any Fund, to any shareholder of any Trust or any Fund or to any other person, firm or organization for any act or omission in the course of, or in connection with, rendering oversight services hereunder. The provisions of this Paragraph 2 shall survive any termination of this Agreement.

3.	Indemnification. Each Trust, on behalf of each of its Funds, shall indemnify CMA against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to a particular Fund and not resulting from the willful misfeasance, bad faith or negligence of CMA in the performance of such obligations and duties or by reason of its reckless disregard thereof. CMA shall not confess any claim or settle or make any compromise in any instance in which a Trust will be asked to provide indemnification, except with such Trust’s prior written consent, which may be given or withheld in such Trust’s absolute discretion. Any amounts payable by a Trust under this Paragraph 3 shall be satisfied only out of the assets of the Fund involved in the claim, demand, action or suit and not out of the assets of any other Fund or Trust.

4.	Sarbanes-Oxley Act. CMA agrees that any information (a)(i) that is provided by CMA or (ii) the provision of which is overseen by CMA and (b) that is necessary to complete a report or other filing that is required to be certified by officers of a Trust pursuant to the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder (“SOX”) will be true and complete when provided to the Trust and/or to officers of the Trust. CMA further agrees that any written representation or certification that CMA provides to a Trust and/or to officers of the Trust in support of a certification by such Trust and/or officers of such Trust to the Securities and Exchange Commission pursuant to SOX will be true and complete when given. The provisions of this Paragraph 4 shall survive any termination of this Agreement.

5.	Fund expenses. CMA agrees that it will monitor, budget and approve Fund expenses.

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6.	Compliance. CMA agrees to comply with all applicable federal, state and local laws, regulations, codes, orders and rules in the performance of its duties under this Agreement. CMA agrees to provide each Trust with such certifications, reports and other information as such Trust may reasonably request from time to time to assist it in complying with, and monitoring compliance with, applicable laws, regulations, codes, orders and rules.

7.	Confidentiality. CMA agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information relative to such Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than the performance of its duties under this Agreement; provided, however, that after prior notification of and written approval by such Trust (which approval shall not be withheld if CMA would be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities having proper jurisdiction, and which approval shall not be withheld unreasonably in any other circumstance), CMA may disclose such records and/or information as so approved.

8.	Term. This Agreement (a) shall continue in effect from year to year so long as approved annually by vote of a majority of the Trustees, including a majority of the Trustees who are not affiliated with CMA, and until the later of (i) the date on which the Accounting Agreement is terminated and (ii) the date on which the Financial Reporting Agreement is terminated; (b) may be terminated at any time without penalty upon sixty days’ prior written notice by either party to the other; and (c) may be terminated at any time for cause by either party if such cause remains unremedied for a reasonable period not to exceed ninety days after receipt of written specification of such cause. If a Trust designates a successor to any of CMA’s obligations other than as a result of the termination of this Agreement pursuant to clause (c) above, CMA shall, at the expense and direction of such Trust, transfer to such successor all relevant Fund records maintained by CMA. A termination of this Agreement by one or more Trusts, or by a Trust on behalf of one or more Funds, shall not terminate this Agreement with respect to the other Trusts or the other Funds of such Trust.

9.	Amendment. This Agreement may be modified only by a written instrument executed by each party hereto.

10.	No Change; Compensation. This Agreement supersedes that certain Pricing and Bookkeeping Agreement dated as of May 1, 2006, by and between the Massachusetts business trusts, on behalf of their series, listed on Schedule A thereto and CMA, those certain Pricing and Bookkeeping Agreements dated December 1, 2005, between the Delaware statutory trusts (except Banc of America Funds Trust), on behalf of their series listed on Schedule A thereto, and CMA, and that certain Pricing and Bookkeeping Agreement dated June 1, 2006, between Banc of America Funds Trust, on behalf of its series listed on Schedule A thereto, and CMA. Nothing contained herein shall be deemed to modify the rights and obligations of the parties hereto under any other CMA Fund Agreements. For services provided pursuant to this Agreement, each Trust on behalf of each Fund will reimburse to CMA, or to such person(s) as CMA may from time to time instruct, expenses of CMA set forth on Schedule C hereto.

11.	Miscellaneous.

a.	This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without regard to any conflicts of law or related principles that would cause the application of the laws of any other jurisdiction.

b.	The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect.

c.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which, taken together, shall constitute one and the same instrument.

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NOTICE

A copy of the Agreement and Declaration of Trust of each Trust organized as a Massachusetts business trust, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of each Trust by an officer or trustee of such Trust in his or her capacity as an officer or trustee of such Trust and not individually, and that the obligations of or arising out of this letter agreement are not binding upon any of the trustees, officers or shareholders of such Trust individually, but are binding only upon the assets and property of such Trust. Furthermore, notice is hereby given that the assets and liabilities of each series of each Trust are separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of each Trust are several and not joint.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EACH TRUST, ON BEHALF OF ITS FUNDS

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	Managing Director

SCHEDULE A

Trusts and Funds

Fund Name	Trust Name
Schedule A1[1] (Fund pays expenses)
Banc of America Retirement 2005 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2010 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2015 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2020 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2025 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2030 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2035 Portfolio	Banc of America Funds Trust
Banc of America Retirement 2040 Portfolio	Banc of America Funds Trust
Colonial California Insured Municipal Fund	same as fund name
Colonial High Income Municipal Trust	same as fund name
Colonial Insured Municipal Fund	same as fund name
Colonial InterMarket Income Trust I	same as fund name
Colonial Intermediate High Income Fund	same as fund name
Colonial Investment Grade Municipal Trust	same as fund name
Colonial Municipal Income Trust	same as fund name
Columbia Asset Allocation Fund	Columbia Funds Series Trust I
Columbia Asset Allocation Fund II	Columbia Funds Series Trust
Columbia Asset Allocation Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Balanced Fund	Columbia Funds Series Trust I
Columbia California Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia California Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia California Tax-Exempt Reserves	Columbia Funds Series Trust
Columbia Cash Reserves	Columbia Funds Series Trust
Columbia Common Stock Fund	Columbia Funds Series Trust I
Columbia Connecticut Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Connecticut Municipal Reserves	Columbia Funds Series Trust
Columbia Connecticut Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Conservative High Yield Fund	Columbia Funds Series Trust I
Columbia Convertible Securities Fund	Columbia Funds Series Trust
Columbia Core Bond Fund	Columbia Funds Series Trust I
Columbia Disciplined Value Fund	Columbia Funds Series Trust I
Columbia Dividend Income Fund	Columbia Funds Series Trust I
Columbia Federal Securities Fund	Columbia Funds Series Trust I
Columbia Federal Securities Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Georgia Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Global Value Fund	Columbia Funds Series Trust
Columbia Government Plus Reserves	Columbia Funds Series Trust
Columbia Government Reserves	Columbia Funds Series Trust
Columbia Greater China Fund	Columbia Funds Series Trust I
Columbia High Income Fund	Columbia Funds Series Trust
Columbia High Income Master Portfolio	Columbia Funds Master Investment Trust
Columbia High Yield Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia High Yield Municipal Fund	Columbia Funds Series Trust I
Columbia High Yield Opportunity Fund	Columbia Funds Series Trust I
Columbia Income Fund	Columbia Funds Series Trust I

Fund Name	Trust Name
Columbia Intermediate Bond Fund	Columbia Funds Series Trust I
Columbia Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia International Fund, VS	Columbia Funds Variable Insurance Trust
Columbia International Stock Fund	Columbia Funds Series Trust I
Columbia International Value Fund	Columbia Funds Series Trust
Columbia International Value Master Portfolio	Columbia Funds Master Investment Trust
Columbia Large Cap Core Fund	Columbia Funds Series Trust
Columbia Large Cap Core Master Portfolio	Columbia Funds Master Investment Trust
Columbia Large Cap Enhanced Core Fund	Columbia Funds Series Trust
Columbia Large Cap Growth Fund	Columbia Funds Series Trust I
Columbia Large Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Large Cap Value Fund	Columbia Funds Series Trust
Columbia Large Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Liberty Fund	Columbia Funds Series Trust I
Columbia Marsico 21st Century Fund	Columbia Funds Series Trust
Columbia Marsico 21st Century Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico Focused Equities Fund	Columbia Funds Series Trust
Columbia Marsico Focused Equities Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico Focused Equities Master Portfolio	Columbia Funds Master Investment Trust
Columbia Marsico Growth Fund	Columbia Funds Series Trust
Columbia Marsico Growth Master Portfolio	Columbia Funds Master Investment Trust
Columbia Marsico Growth Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico International Opportunities Fund	Columbia Funds Series Trust
Columbia Marsico International Opportunities Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Mid Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Maryland Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Massachusetts Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Massachusetts Municipal Reserves	Columbia Funds Series Trust
Columbia Massachusetts Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Masters Global Equity Portfolio	Columbia Funds Series Trust
Columbia Masters Heritage Portfolio	Columbia Funds Series Trust
Columbia Masters International Equity Portfolio	Columbia Funds Series Trust
Columbia Mid Cap Growth Fund	Columbia Funds Series Trust I
Columbia Mid Cap Index Fund	Columbia Funds Series Trust
Columbia Mid Cap Value Fund	Columbia Funds Series Trust
Columbia Mid Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Money Market Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Money Market Reserves	Columbia Funds Series Trust
Columbia Multi-Advisor International Equity Fund	Columbia Funds Series Trust
Columbia Municipal Reserves	Columbia Funds Series Trust
Columbia New Jersey Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia New York Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia New York Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia New York Tax-Exempt Reserves	Columbia Funds Series Trust
Columbia North Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Oregon Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Prime Reserves	Columbia Funds Series Trust
Columbia Real Estate Equity Fund	Columbia Funds Series Trust I
Columbia Rhode Island Intermediate Municipal Bond	Columbia Funds Series Trust I

Fund Name	Trust Name
Columbia S&P 500 Index Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Short-Term Bond Fund	Columbia Funds Series Trust
Columbia Short-Term Municipal Bond Fund	Columbia Funds Series Trust
Columbia Small Cap Core Fund	Columbia Funds Series Trust I
Columbia Small Cap Growth Fund I	Columbia Funds Series Trust I
Columbia Small Cap Growth Fund II	Columbia Funds Series Trust
Columbia Small Cap Growth Master Portfolio II	Columbia Funds Master Investment Trust
Columbia Small Cap Value Fund I	Columbia Funds Series Trust I
Columbia Small Cap Value Fund II	Columbia Funds Series Trust
Columbia Small Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Small Company Growth Fund, VS	Columbia Funds Variable Insurance Trust
Columbia South Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Strategic Income Fund	Columbia Funds Series Trust I
Columbia Strategic Income Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Strategic Investor Fund	Columbia Funds Series Trust I
Columbia Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Tax-Exempt Reserves	Columbia Funds Series Trust
Columbia Technology Fund	Columbia Funds Series Trust I
Columbia Total Return Bond Fund	Columbia Funds Series Trust
Columbia Treasury Reserves	Columbia Funds Series Trust
Columbia Virginia Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia World Equity Fund	Columbia Funds Series Trust I
CMG Strategic Equity Fund	Columbia Funds Institutional Trust
Columbia LifeGoal Income Portfolio	Columbia Funds Series Trust

The below note is for informational purposes only and does not represent an understanding between the parties pursuant to this agreement.

1.	For funds listed in this Schedule A1 that are series of Columbia Funds Series Trust (except Columbia Masters Global Equity Portfolio, Columbia Masters Heritage Portfolio and Columbia Masters International Equity Portfolio), Columbia Funds Master Investment Trust and Columbia Funds Variable Insurance Trust I: Refer to Schedule B of the administration agreements that provides that the respective Trust will pay the Administrator an administration fee equal to a specified annual rate of a Fund’s daily assets less, as may be applicable, the amount paid by the Fund to the Administrator pursuant to this Pricing and Bookkeeping Oversight and Services Agreement during the period, including amounts paid to the Administrator as reimbursement for the Administrator’s direct internal costs incurred in connection with providing Fund accounting oversight and monitoring, budgeting and approving Fund expenses, but excluding amounts paid to the Administrator as reimbursement for out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance under this Pricing and Bookkeeping Oversight and Services Agreement.

Schedule A2 – Unified Fee Funds2 (CMA pays Fund expenses.)

Corporate Bond Portfolio	Columbia Funds Series Trust
Mortgage and Asset Backed Portfolio	Columbia Funds Series Trust
CMG Core Bond Fund	Columbia Funds Institutional Trust
CMG Enhanced S&P 500 Index Fund	Columbia Funds Institutional Trust
CMG High Yield Fund	Columbia Funds Institutional Trust
CMG International Stock Fund	Columbia Funds Institutional Trust
CMG Large Cap Growth Fund	Columbia Funds Institutional Trust
CMG Large Cap Value Fund	Columbia Funds Institutional Trust
CMG Mid Cap Growth Fund	Columbia Funds Institutional Trust
CMG Mid Cap Value Fund	Columbia Funds Institutional Trust
CMG Short Term Bond Fund	Columbia Funds Institutional Trust
CMG Small Cap Value Fund	Columbia Funds Institutional Trust
CMG Small/Mid Cap Fund	Columbia Funds Institutional Trust
CMG Small Cap Growth Fund	Columbia Funds Institutional Trust

Fund Name	Trust Name
CMG Ultra Short Term Bond Fund	Columbia Funds Institutional Trust
Columbia Large Cap Index Fund	Columbia Funds Series Trust
Columbia LifeGoal Balanced Growth Portfolio	Columbia Funds Series Trust
Columbia LifeGoal Growth Portfolio	Columbia Funds Series Trust
Columbia LifeGoal Income and Growth Portfolio	Columbia Funds Series Trust
Columbia Small Cap Index Fund	Columbia Funds Series Trust
Columbia U.S. Treasury Index Fund	Columbia Funds Series Trust I

The below note is for informational purposes only and does not represent an understanding between the parties pursuant to this agreement.

2.	For the funds listed in this Schedule A2 (Unified Fee Funds) that are series of the Columbia Funds Institutional Trust, except CMG Small Cap Growth Fund: Under the advisory agreements with these Funds, the Advisor pays all operating costs and expenses of the Funds except disinterested trustee fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Funds.

For CMG Small Cap Growth Fund, a series of Columbia Funds Institutional Trust, listed in this Schedule A2 (Unified Fee Funds): Under the advisory agreement with this Fund, the Advisor pays all operating costs and expenses of the Fund to the extent such operating costs and expenses exceed an annual rate of 0.05% of the average daily net assets of the Fund except disinterested trustees’ fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Fund. The Fund will bear all operating costs and expenses of the Fund, up to a maximum, in the aggregate, of 0.05% of the average daily net assets of the Fund except that the Fund will also bear disinterested trustees’ fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Fund.

For the Corporate Bond Portfolio, Mortgage and Asset Backed Portfolio, Columbia LifeGoal Balanced and Growth Portfolio, Columbia LifeGoal Growth Portfolio and Columbia LifeGoal Income and Growth Portfolio, all series of Columbia Funds Series Trust, that are listed in this Schedule A2 (Unified Fee Funds): Under the assumption agreements with these funds, the Advisor bears all fees and expenses of the Funds except taxes, brokerage fees and commissions, costs, including interest expenses, of borrowing money, extraordinary expenses, and any applicable Rule 12b-1 fees, shareholder servicing fees and/or shareholder administration fees. The expenses borne by the Advisor shall include, but not be limited to, custodian, transfer agent, legal and audit fees and costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, and the cost of preparing and printing prospectuses and statements of additional information distributed to Funds’ shareholders.

For Columbia Large Cap Index Fund and Columbia Small Cap Index Fund, series of Columbia Funds Series Trust, that are listed in this Schedule A2 (Unified Fee Funds): Under the administration agreement, the Administrator shall pay all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

For Columbia U.S. Treasury Index Fund, a series of Columbia Funds Series Trust I, that is listed on Schedule A2 (Unified Fee Funds): Under the administration agreement, the Administrator shall pay all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

SCHEDULE B

Services

1.	Value all securities and other assets of each Fund, and compute the net asset value per share of each Fund, at such times and dates, in the manner and by such methodology as is specified in the then currently effective prospectus and statement of additional information for each Fund, and pursuant to such other written procedures or instructions furnished by the Trust.

2.	Calculate with such frequency, at such times and dates and in such manner as each Trust directs in writing the net income of each Fund for dividend purposes and on a per share basis, accruing dividend and interest accruable to such Fund unless otherwise instructed by such Trust.

3.	Calculate gains or losses of each Fund from the sale or other disposition of assets of such Fund as the applicable Trust directs.

4.	At the request of a Trust, compute yields for each Fund of such Trust for such periods and using such formula as such Trust instructs.

5.	Provide each Trust, such Trust’s transfer agent and such other parties as such Trust may direct with the net asset value per share, the net income per share and the yields for each Fund of such Trust at such time, in such manner and format and with such frequency as may be agreed with such Trust.

6.	As agent for each Trust, maintain and keep current and preserve the general ledger and other accounts, books, and financial records of such Trust relating to activities and obligations under this Agreement in accordance with the applicable provisions of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, such ledger, accounts, books and financial records to remain the property of such Trust and to be surrendered to such Trust promptly upon request in the form in which such records have been maintained and preserved.

7.	Make available on its premises during regular business hours all records of a Trust for reasonable audit, use and inspection by such Trust, its agents and any regulatory agency having authority over such Trust.

8.	Provide disaster planning to minimize possible service interruption to the Funds.

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SCHEDULE C

Reimbursable Expenses

Each Trust, on behalf of each of its Funds, shall reimburse CMA for (i) any and all out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services under this Agreement; (ii) CMA’s direct internal costs incurred in connection with providing fund accounting oversight and monitoring, budgeting and approving Fund expenses; and (iii) CMA’s direct internal costs incurred in connection with the Sarbanes-Oxley Act of 2002.

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